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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated December 14, 1999 (except as to the matter discussed in Note 2, as to which the date is December 28, 1999), to the Stockholders of Rawlings Sporting Goods Company, Inc. included in this Form 10-K, into Bull Run Corporation's previously filed Form S-8 Registration Statement File Nos. 33-91296, 33-91298, 333-56125 and 333-39700, and into BR Holding, Inc.'s previously filed Form S-4 Registration Statement File No. 333-84833.



/s/ ARTHUR ANDERSEN LLP

St. Louis, Missouri
September 26, 2000